AMENDMENT NO. 2 TO
                                 COPYTELE, INC.
                             1993 STOCK OPTION PLAN


            Amendment, dated May 10, 1996, to the CopyTele, Inc. 1993 Stock Option Plan (the "Plan"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Plan.

                                    RECITALS
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            WHEREAS, CopyTele, Inc., a Delaware corporation (the "Company"), created and adopted the Plan effective as of April 28, 1993, which was subsequently approved by the shareholders of the Company on July 14, 1993; and

            WHEREAS, the Plan was amended by the Board of Directors on May 3, 1995, which amendment was approved by the shareholders on July 19, 1995; and

            WHEREAS, the Company, through its Board of Directors, deems it desirable to further amend the Plan as set forth herein;

            NOW, THEREFORE, subject to the approval of the shareholders of the Company as set forth in Section 2 hereto, the Plan is hereby amended as follows, effective as of May 10, 1996:

            1. Amendment to Article II. The first sentence in the first
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paragraph of Article II of the Plan is hereby amended to read in its entirety as follows:

                  "The total number of Common Shares of the Company which either may be purchased pursuant to the exercise of Options granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, Ten Million (10,000,000) of the currently authorized shares of Common Stock, $.01 par value per share, of the Company (the "Shares"), with no individual to be granted Options or Rights to purchase, in the aggregate, more than 500,000 Shares in any given year of the Plan, such numbers to be subject to adjustment in accordance with Article XVII of the Plan."



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            2. Shareholder Approval. This Amendment is subject to the approval
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by the affirmative vote of the holders of a majority of the shares of the
Company's common stock voting at its Annual Meeting of Shareholders to be held on July 24, 1996, or any adjournment or postponement thereof; provided, however, that if such shareholder approval is not obtained, this Amendment and any awards thereunder shall be null and void.

            3. Effect on the Plan. All references in the Plan to "this Plan",
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the "Plan", and all phrases of like import shall refer to the Plan as amended by this Amendment. The terms "hereof," "herein," "hereby," and all phrases of like import, as used in the Plan, shall refer to the Plan as amended by this Amendment. Except as amended hereby, the Plan shall remain in full force and effect.

            4. No Further Amendment. Except as expressly provided herein, no
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other term or provision of the Plan is amended hereby.